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                                  EXHIBIT 10.34

                               SECURITY AGREEMENT

         AGREEMENT, made this 21st day of March, 2002, by and between EDGAR Online, Inc., a Delaware corporation ("EOL"), Financial Insight Systems, Inc. ("FIS"), a Delaware Corporation and Albert E. Girod, Jr. ("Girod"), as Agent for the Principal Stockholders (as hereinafter defined) ("Agent").

                              W I T N E S S E T H :

                  WHEREAS, EOL, Financial Insight Systems, Inc. ("FIS"), Financial Insight Systems, Inc., a Maryland corporation ("Old FIS") Girod, Kristine Delta ("Delta"), Mark Davey ("Davey"), Peter Szwec ("Szwec"), Richard Jones ("Jones") and Paul Sappington ("Sappington") (Girod, Smith, Davey, Szwec, Jones and Sappington are collectively referred to herein as the "Principal Stockholders") are parties to a certain Agreement and Plan of Merger dated October 18, 2000 ("Merger Agreement") pursuant to which Old FIS was merged into EOL in accordance with the terms thereof;

                  WHEREAS, pursuant to the terms of the Merger Agreement, the Principal Stockholders received a series of Senior Subordinated Secured Promissory Notes of EOL and FIS in the aggregate principal amount of $6,000,000 (collectively, the "Note") as part of the Merger Consideration thereunder; and

                  WHEREAS, Girod, as agent, and Old FIS, previously entered into a security agreement dated October 27, 2000 pursuant to which Old FIS secured the Note by granting a security interest in Old FIS's assets (the "Old Security Agreement"); and

                  WHEREAS, EOL and FIS has amended and restated the Note pursuant to Amended and Restated Notes as of even date herewith, except with respect to a $300,000 note to Delta (the "Delta Note") (all notes other than the Delta Note, collectively the "Amended Note");

                  WHEREAS, in order to induce the Principal Stockholders other than Delta (the "Participating Stockholders") to accept the Amended Note, EOL and FIS has agreed to grant a lien on and security interest in all of its assets as collateral security for the due payment and performance of all indebtedness, liabilities and obligations under the Amended Note, subject to the rights of the holders of any Senior Indebtedness (as hereinafter defined); and

                  WHEREAS, the Principal Stockholders have designated Agent to act as their agent on their behalf with respect to all actions hereunder with respect to the Collateral (as hereinafter defined), subject to the provisions of
Section 13 hereof;



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                  WHEREAS, except as to those terms otherwise defined in this
Agreement, all capitalized terms used herein shall have the respective meanings ascribed to them in the Merger Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:

1. Security Interest.

                           To secure the due payment and performance of all
indebtedness and other liabilities and obligations, whether now existing or hereafter arising, of EOL and FIS (collectively, the "Debtors") to the Participating Stockholders under, arising out of or in any way connected with the Amended Note, and all instruments, agreements and documents executed, issued and delivered pursuant thereto, including, without limitation, this Security Agreement, and to secure any other obligations of the Debtors to the Participating Stockholders, whether now existing or hereafter arising, all hereinafter referred to collectively as the "Obligations," the Debtors hereby assign, mortgage, pledge, hypothecate, transfer and set over to Agent and grants to Agent a lien (subject to the provisions of Section 2 below) upon and security interest in all assets of the Debtors set forth, referred to, or listed on,
Schedule I annexed thereto and made a part hereof (all herein after referred to as the "Collateral"); provided, however, that such lien will be subordinated to the liens and security interest in favor of holders of Senior Indebtedness (as such term is defined in the Amended Note) and Agent shall take all appropriate action and execute documentation requested by a holder of Senior Indebtedness with respect to such subordination.

2. The Debtor's Title; Liens and Encumbrances.

                           The Debtors represent and warrant that they are, or,
to the extent that this Security Agreement states that the Collateral is to be acquired after the date hereof, will be, the owner of the Collateral, having good and marketable title thereto, free from any and all liens, security interests, encumbrances and claims other than those in favor of any holders of Senior Indebtedness. The Debtors will not create or assume or permit to exist any such lien, security interest, encumbrance or claim on or against the Collateral, other than those in favor of holders of Senior Indebtedness, except as created by this Security Agreement and as permitted by the Amended Note and the Debtors will promptly notify Agent of any such other claim, lien, security interest or other encumbrance made or asserted against the Collateral and will defend the Collateral against any such claim, lien, security interest or other encumbrance.

3. Location of Collateral and Records.

                           The Debtors represent and warrant that they have no
place of business or offices where the Debtors' books of account and records are kept, or places where the Collateral is used, stored or located, except as set forth on Schedule II annexed hereto, and covenants that


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the Debtors will promptly notify Agent of any change in the foregoing representation. The Debtors further covenant that except for Collateral delivered to Agent, the Debtors will not store, use or locate any of the Collateral at any place other than as listed on Schedule II hereto unless prior written notice is delivered to Agent.

4. Perfection of Security Interest.

                           The Debtors will join with Agent in executing one or
more financing statements pursuant to the Uniform Commercial Code or other notices appropriate under applicable law in form satisfactory to Agent and will pay all filing or recordings costs with respect thereto, and all costs of filing or recording this Security Agreement or any other instrument, agreement or document executed and delivered pursuant hereto or to the Amended Notes (including the costs of all Federal, state or local mortgage, documentary, stamp or other taxes), in each case, in all public offices where filing or recording is deemed by Agent to be necessary or desirable. The Debtors hereby authorize Agent to take all reasonable action which Participating Stockholders may deem necessary or desirable to perfect or otherwise protect the liens and security interests created hereunder and to obtain the benefits of this Security Agreement.

5. General Covenants.

                           The Debtors shall:

a. furnish Agent from time to time at his request written statements and schedules further identifying and describing the Collateral in such detail as he may reasonably require;

b. advise Agent promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have an adverse effect on the value of the Collateral or on Participating Stockholders' security interest therein;

c. comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official applicable to the Collateral or any part thereof or to the operation of the Debtors' business, provided that the Debtors may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in Agent's' opinion, adversely affect their rights or the priority of their security interest in the Collateral; and

d. promptly execute and deliver to Agent such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as Agent may from time to time in its sole discretion deem necessary to perfect, protect or enforce its security interest in the Collateral or otherwise to effectuate the intent of this Security Agreement or the Amended Note.

6. Collections.



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                           From and after the date of any Event of Default under
the Amended Note, but subject to the rights of the Holder of Senior
Indebtedness, the Debtors will immediately upon receipt of all checks, drafts, cash or other remittances in payment of any of its accounts, contract rights or general intangibles constituting part of the Collateral, or in payment for any Collateral sold, transferred, leased or otherwise disposed of, or in payment or on account of its accounts, contracts, contract rights, drafts, acceptances, general intangibles, choses in action and all other forms of obligations relating to any of the Collateral so sold, transferred or otherwise disposed of, deliver any such items to Agent accompanied by a remittance report in form supplied or approved by Agent such items to be delivered to Agent in the same form received, endorsed or otherwise assigned by the Debtors where necessary to permit collection of such items and, regardless of the form of such endorsement, the Debtors hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other notices with respect thereto. All such remittances shall be applied and credited by Agent first to satisfaction of the Obligations or as otherwise required by applicable law, and to the extent not so credited or applied, shall be paid over to the Debtors.

7. Rights and Remedies on Default.

                           In the event of the occurrence of any Event of
Default as defined in the Amended Note, subject to the rights of the Holder of Senior Indebtedness, Agent shall at any time thereafter have the right, with notice to the Debtors, as to any or all of the Collateral, by any available judicial procedure, or without judicial process, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, subject to the rights of the Holder of Senior Indebtedness, the Debtors agrees that Agent shall have the right to sell, borrow against, lease, or otherwise dispose of all or any part of the Collateral, upon ten (10) days prior written notice, whether in its then condition or after further preparation or processing, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such terms and conditions, all as Agent in his sole discretion may deem advisable, and he shall have the right to purchase at any such sale. At Agent's request, the Debtors shall assemble the Collateral and make it available to Agent at places which he shall select, whether at the Debtors' premises or elsewhere. Subject to the rights of the Holder of Senior Indebtedness, the proceeds of any such sale, lease or other disposition of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like and to the reasonable attorneys' fees, collection fees and legal expenses incurred by Agent and then to satisfaction of the Obligations, and to the payment of any other amounts required by applicable law, after which Agent shall account to the Debtors for any surplus proceeds. If, upon the sale, lease or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which Participating Stockholders are legally entitled, the Debtors will be jointly and severally liable for the deficiency, and the reasonable fees of any attorneys or agents employed by Participating Stockholders to collect such deficiency.




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8. Costs and Expenses.

                           Any and all fees relating to the filing or recording
of financing statements and other documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, insurance premiums, encumbrances or otherwise protecting, maintaining or preserving the Collateral, or the enforcing, foreclosing, collecting, retaking, holding, storing, processing, selling or otherwise realizing upon the Collateral and Participating Stockholders' security interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the transactions to which this Security Agreement relates, shall be borne and paid by the Debtors on demand by Participating Stockholders.

9. Notices.

                           Any notices required or permitted to be sent
hereunder shall be delivered personally or by an overnight courier service or mailed via certified mail, return receipt requested to a party at the address set forth in the notice section of the Merger Agreement or such other address as any party hereto designates by written notice to the other, and shall be deemed to have been given upon delivery, if delivered personally or by overnight courier service, with receipt acknowledged or three business days after mailing, if mailed in accordance with the foregoing provisions.

10. Miscellaneous.

a. Beyond the safe custody thereof, Agent shall have no duty as to the collection of any Collateral in his possession or control or in the possession or control of any agent or nominee of Participating Stockholders, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

b. No course of dealing between the Debtors and Agent nor any failure to exercise, nor any delay in exercising, on the part of Agent any right, power or privilege hereunder or under the Amended Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

c. All of Girod's, as Agent for the Participating Stockholders, rights and remedies with respect to the Collateral, whether established hereby or by the Amended Note, or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

d. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof,


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in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

e. This Security Agreement is subject to modification only by a writing signed by the Debtors and Agent.

f. The benefits and burdens of this Security Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

11. Term of Agreement.

                           The term of this Security Agreement shall commence on
the date hereof and this Security Agreement shall continue in full force and effect, and be binding upon the Debtors, until all of the Obligations have been fully paid and performed and such payment and performance has been acknowledged in writing by Agent whereupon this Security Agreement shall terminate.

12. Governing Law.

                           This Security Agreement shall be governed by and
construed and enforced in accordance with the laws of the State of New York. The parties hereby: (i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, irrevocably submit to the exclusive in personem jurisdiction of (A) any state or Federal court of competent jurisdiction sitting in the State of New York, County of New York or
(B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or Federal court in which such proceeding has properly been brought, and consent to suit therein; and (ii) waive any objection they or it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

13. Old Security Agreement is Superceded.

                           This Security Agreement supercedes and replaces the
Old Security Agreement but any UCC-1 filings done pursuant to the Old Security Agreement shall be deemed to have been filed pursuant to this Security Agreement; provided, however, that Delta shall be entitled to her pro rata portion of the assets secured under the Old Security Agreement and the benefits of this Security Agreement with respect to FIS assets but shall not be entitled to the benefit of the security interests on the EOL assets granted hereunder.





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         IN WITNESS WHEREOF, the parties have caused these presents to be duly executed and delivered the day and year first above written.

                                 EDGAR ONLINE, INC.

                                 By: /s/ Tom Vos
                                 Name:   Tom Vos
                                 Title:  President

                                 FINANCIAL INSIGHT SYSTEMS, INC.

                                 By: /s/ Tom Vos
                                 Name:   Tom Vos
                                 Title:  Vice President

                                 /s/ Albert E. Girod
                                     Albert E. Girod, As Agent for the Principal
                                     Stockholders
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                                   SCHEDULE I

All of the Debtors' right, title and interest in, under and to the following (collectively, the "Collateral"):

         (A) Accounts Receivable, including (i) all of the Debtors' present and future accounts, contract rights, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code, (ii) all of the Debtors' right, title and interest, and all or any of the Debtors' rights, remedies, security and liens, in, to and in respect of any Accounts Receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to Accounts Receivable, deposits or other security for the obligation of any account debtor, and credit and other insurance and (iii) all of any of the Debtors' right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts Receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account Receivable, and all returned, reclaimed or repossessed goods; (B) Documents, including all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral; (C) Equipment, including all of the Debtors' machinery, equipment, vehicles that are owned by the Debtors, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in the Debtors' business or used in connection therewith, and all substitutions and replacement thereof, wherever located, whether now owned or hereafter acquired by the Debtors; (D) General Intangibles, including all of the Debtors' present and future general intangibles of every kind and description, including (without limitation) copyrights, trade names and trademarks and the goodwill of the business symbolized thereby, and Federal, State and local tax refund claims of all kinds due to the Debtors; (E) Inventory, including all raw materials, work in process, finished goods, and all other inventory (as defined in the Uniform Commercial Code) of whatsoever kind or nature, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels and other devices, names or marks affixed or to be affixed hereto for purposes of selling or of identifying the same or the seller or manufacturer thereof and all of the Debtors' right, title and interest therein and thereto, wherever located, whether now owned or hereafter acquired by the Debtors; (F) Proceeds, including any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Debtors pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable; and (G) all of the Debtors' intellectual property includes proprietary software.





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                                   SCHEDULE II

                      CHIEF PLACE OF BUSINESS OF EOL & FIS
                           AND LOCATION OF COLLATERAL:



                  50 Washington Street
                  Norwalk, CT

                  122 East 42nd Street
                  Suite 2700
                  New York, NY 10168

                  11200 Rockville Pike, Suite 310
                  Rockville, MD 20852

                  100 Painters Mill Road
                  Suite 208
                  Ownings Mills, MD